Exhibit 99.1

press release
November 6, 2024

Radian Announces Third Quarter 2024 Financial Results

— Third quarter net income of $152 million, or $0.99 per diluted share —

— Return on equity of 13.2% —

— Book value per share growth of 18% year-over-year to $31.37 —

— Returned $86 million of capital to stockholders through dividends and share repurchases —

— Holding company debt-to-capital ratio reduced to 18.5% following retirement of $450 million senior notes —

— $185 million ordinary dividend paid from Radian Guaranty to holding company during the third quarter —

— Available holding company liquidity of $844 million and PMIERs excess Available Assets of $2.1 billion —

WAYNE, PA. November 6, 2024 - Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended September 30, 2024, of $152 million, or $0.99 per diluted share. This compares with net income for the quarter ended September 30, 2023, of $157 million, or $0.98 per diluted share.

Adjusted pretax operating income for the quarter ended September 30, 2024, was $199 million, or $1.03 per diluted share. This compares with adjusted pretax operating income for the quarter ended September 30, 2023, of $210 million, or $1.04 per diluted share.

Key Financial Highlights	Quarter ended
($ in millions, except per-share amounts)	September 30, 2024	June 30, 2024	September 30, 2023

Total revenues	$334	$321	$313
Net income	$152	$152	$157
Diluted net income per share	$0.99	$0.98	$0.98
Consolidated pretax income	$195	$188	$201
Adjusted pretax operating income (1)	$199	$193	$210
Adjusted diluted net operating income per share (1) (2)	$1.03	$0.99	$1.04
Return on equity (3)	13.2%	13.6%	15.0%
Adjusted net operating return on equity (1) (2)	13.7%	13.6%	16.0%
New Insurance Written (NIW) - mortgage insurance	$13,493	$13,902	$13,922
Net premiums earned - mortgage insurance	$235	$235	$237
New defaults	13,708	11,104	11,156
Provision for losses - mortgage insurance	$6	$(2)	$(8)

	As of
($ in millions, except per-share amounts)	September 30, 2024	June 30, 2024	September 30, 2023

Book value per share	$31.37	$29.66	$26.69
Accumulated other comprehensive income (loss) value per share (4)	$(1.56)	$(2.50)	$(3.35)
PMIERs Available Assets (5)	$5,984	$5,978	$5,758
PMIERs excess Available Assets (6)	$2,122	$2,206	$1,670
Available holding company liquidity (7)	$844	$1,190	$1,004
Total investments	$6,497	$6,588	$5,886
Residential mortgage loans held for sale, at fair value (8)	$530	$458	$138
Primary mortgage insurance in force	$274,721	$272,827	$269,511
Percentage of primary loans in default (9)	2.25%	2.04%	2.03%
Mortgage insurance loss reserves	$357	$351	$362

(1)
Adjusted results, including adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, are non-GAAP financial measures. For definitions and reconciliations of these measures to the comparable GAAP measures, see Exhibits F and G.
(2)
Calculated using the Company’s federal statutory tax rate of 21%.
(3)
Calculated by dividing annualized net income by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(4)
Included in book value per share for each period presented.
(5)
Represents Radian Guaranty’s Available Assets, calculated in accordance with the Private Mortgage Insurer Eligibility Requirements (PMIERs) financial requirements in effect for each date shown.
(6)
Represents Radian Guaranty’s excess or “cushion” of Available Assets over its Minimum Required Assets, calculated in accordance with the PMIERs financial requirements in effect for each date shown.
(7)
Represents Radian Group’s available liquidity after the repayment of our $450 million senior notes without considering available capacity under its undrawn $275 million unsecured revolving credit facility.
(8)
Included in total investments on our condensed consolidated balance sheets.
(9)
Represents the number of primary loans in default as a percentage of the total number of insured primary loans.

Book value per share at September 30, 2024, was $31.37, compared to $29.66 at June 30, 2024, and $26.69 at September 30, 2023. This represents an 18% growth in book value per share at September 30, 2024, as compared to September 30, 2023, and includes accumulated other comprehensive income (loss) of $(1.56) per share as of September 30, 2024, and $(3.35) per share as of September 30, 2023. Changes in accumulated other comprehensive income (loss) are primarily from net unrealized gains or losses on investments as a result of decreases or increases, respectively, in market interest rates.

“We were pleased to deliver another quarter of excellent financial results for Radian, increasing book value per share by 18% year-over-year, generating net income of $152 million, and growing our primary mortgage insurance in force, which is the main driver of future earnings for our company, to $275 billion,” said Radian’s Chief Executive Officer Rick Thornberry. “These results reflect the economic value of our high-quality mortgage insurance portfolio, the strength and quality of our investment portfolio, our strong capital and liquidity positions, the depth of our customer relationships and the dedication of our team.”

THIRD QUARTER HIGHLIGHTS

■
NIW was $13.5 billion in the third quarter of 2024, compared to $13.9 billion in the second quarter of 2024, and $13.9 billion in the third quarter of 2023.
■
Purchase NIW decreased 3% in the third quarter of 2024 compared to the second quarter of 2024 and decreased 3% compared to the third quarter of 2023.
■
Refinances accounted for 4% of total NIW in the third quarter of 2024, compared to 2% in the second quarter of 2024, and 1% in the third quarter of 2023.

■
Total primary mortgage insurance in force of $274.7 billion as of September 30, 2024, compared to $272.8 billion as of June 30, 2024, and $269.5 billion as of September 30, 2023.
■
Persistency, which is the percentage of mortgage insurance that remains in force after a twelve-month period, was 84% for the twelve months ended September 30, 2024, compared to 84% for the twelve months ended June 30, 2024, and 84% for the twelve months ended September 30, 2023.
■
Annualized persistency for the three months ended September 30, 2024, was 84%, compared to 84% for the three months ended June 30, 2024, and 84% for the three months ended September 30, 2023.
■
Net mortgage insurance premiums earned were $235 million for the third quarter of 2024, compared to $235 million for the second quarter of 2024, and $237 million for the third quarter of 2023.
■
Mortgage insurance in force portfolio premium yield was 38.2 basis points in the third quarter of 2024. This compares to 38.2 basis points in the second quarter of 2024 and 38.0 basis points in the third quarter of 2023.
■
Total net mortgage insurance premium yield, which includes the impact of ceded premiums earned and accrued profit commission, was 34.4 basis points in the third quarter of 2024. This compares to 34.5 basis points in the second quarter of 2024, and 35.3 basis points in the third quarter of 2023.
■
Details regarding premiums earned may be found in Exhibit D.
■
The mortgage insurance provision for losses was a provision of $6 million in the third quarter of 2024, compared to a benefit of $2 million in the second quarter of 2024 and a benefit of $8 million in the third quarter of 2023.
■
Favorable reserve development on prior period defaults was $51 million in the third quarter of 2024, compared to $50 million in the second quarter of 2024 and $55 million in the third quarter of 2023.
■
The number of primary delinquent loans was 22,350 as of September 30, 2024, compared to 20,276 as of June 30, 2024, and 20,406 as of September 30, 2023. This increase in delinquent loans is consistent with seasonal credit trends and the natural seasoning of the insured portfolio, and reflects the growth in the company’s total primary mortgage insurance in force in recent years.
■
The loss ratio in the third quarter of 2024 was 3%, compared to (1)% in the second quarter of 2024, and (4)% in the third quarter of 2023.
■
Total mortgage insurance claims paid were $3 million in the third quarter of 2024, compared to $6 million in the second quarter of 2024 and $5 million in the third quarter of 2023.
■
Additional details regarding mortgage insurance provision for losses may be found in Exhibit D.
■
During the third quarter of 2024, Radian Mortgage Capital closed its inaugural private-label prime jumbo mortgage securitization transaction of $349 million.
■
Radian Group’s wholly owned subsidiary, Radian Investment Group Inc., retained certificates from the securitization with an initial fair value of $6 million and is considered to be the primary beneficiary of the securitization trust. As a result, Radian Group is consolidating the trust, which is a variable interest entity (“VIE”), in its financial statements. The consolidation of the VIE did not have a material impact on Radian Group’s results of operations in the third quarter of 2024.
■
Additional details regarding the income statement and balance sheet impacts of the VIE can be found in Exhibit A and Exhibit C, respectively.
■
Other operating expenses were $86 million in the third quarter of 2024, compared to $92 million in the second quarter of 2024, and $79 million in the third quarter of 2023.
■
Other operating expenses decreased in the third quarter of 2024 as compared to the second quarter of 2024. The decrease in other operating expenses was partially offset by a $10 million impairment on internal-use software recognized in the third quarter of 2024.
■
Additional details regarding other operating expenses may be found in Exhibit D.

CAPITAL AND LIQUIDITY UPDATE

Radian Group

■
As previously announced, Radian Group completed the redemption of its 2024 senior notes in the amount of $450 million in the third quarter of 2024. This redemption resulted in a corresponding $450 million reduction in holding company debt and reduced the holding company debt-to-capital ratio to 18.5% as of September 30, 2024.
■
As of September 30, 2024, Radian Group maintained $844 million of available liquidity. Total holding company liquidity, including the company’s undrawn $275 million unsecured revolving credit facility, was $1.1 billion as of September 30, 2024.
■
During the third quarter of 2024, the company repurchased 1.5 million shares of Radian Group common stock at a total cost of $49 million. As of September 30, 2024, purchase authority of up to $618 million remained available under the existing program.
■
Radian Group paid a dividend on its common stock in the amount of $0.245 per share, totaling $37 million, on September 11, 2024.

Radian Guaranty

■
Radian Guaranty paid an ordinary dividend to Radian Group of $185 million in the third quarter of 2024, bringing total year-to-date ordinary dividends paid to $485 million.
■
At September 30, 2024, Radian Guaranty’s Available Assets under PMIERs totaled $6.0 billion, resulting in PMIERs excess Available Assets of $2.1 billion.

CONFERENCE CALL

Radian will discuss third quarter 2024 financial results in a conference call tomorrow, Thursday, November 7, 2024, at 10:00 a.m. Eastern time. The conference call will be webcast live on the company’s website at https://radian.com/who-we-are/for-investors/webcasts or at www.radian.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

The call may be accessed via telephone by registering for the call here to receive the dial-in numbers and unique PIN. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A digital replay of the webcast will be available on Radian’s website approximately two hours after the live broadcast ends for a period of one year at https://radian.com/who-we-are/for-investors/webcasts.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website at www.radian.com, under Investors.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity (non-GAAP measures) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. On a consolidated basis, these measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered in isolation or viewed as substitutes for GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income (loss) is defined as GAAP consolidated pretax income (loss) excluding the effects of: (i) net gains (losses) on investments and other financial instruments, except for those investments and other financial instruments attributable to our Mortgage Conduit business; (ii) amortization and impairment of goodwill and other acquired intangible assets; and (iii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss) attributable to common stockholders, net of taxes computed using the company’s statutory tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s statutory tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable consolidated GAAP measures.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN) is ensuring the American dream of homeownership responsibly and sustainably through products and services that include industry-leading mortgage insurance and a comprehensive suite of mortgage, risk, real estate, securitization, and title services. Powered by technology, informed by data and driven to deliver new and better ways to transact and manage risk, Radian is shaping the future of mortgage and real estate services. Learn more at www.radian.com.

Contact:

For Investors

Dan Kobell - Phone: 215.231.1113

email: daniel.kobell@radian.com

For Media

Rashi Iyer - Phone: 215.231.1167

email: rashi.iyer@radian.com

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

Exhibit A:	Condensed Consolidated Statements of Operations
Exhibit B:	Net Income Per Share
Exhibit C:	Condensed Consolidated Balance Sheets
Exhibit D:	Condensed Consolidated Statements of Operations Detail
Exhibit E:	Segment Information
Exhibit F:	Definition of Consolidated Non-GAAP Financial Measures
Exhibit G:	Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit H:	Mortgage Insurance Supplemental Information - New Insurance Written
Exhibit I:	Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A

	2024			2023
(In thousands, except per-share amounts)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Revenues
Net premiums earned	$239,133	$237,731	$235,857	$232,649	$240,262
Services revenue	12,167	13,265	12,588	12,419	10,892
Net investment income	78,396	73,766	69,221	68,824	67,805
Net gains (losses) on investments and other financial instruments	2,174	(4,487)	490	13,447	(8,555)
Income (loss) on consolidated VIEs	465	—	—	—	—
Other income	1,522	872	1,262	1,305	2,109
Total revenues	333,857	321,147	319,418	328,644	312,513
Expenses
Provision for losses	6,889	(1,745)	(7,034)	4,170	(8,135)
Policy acquisition costs	6,724	6,522	6,794	6,147	6,920
Cost of services	9,542	9,535	9,327	8,950	8,886
Other operating expenses	85,919	91,648	82,636	95,218	79,206
Interest expense	29,391	27,064	29,046	23,169	23,282
Impairment of goodwill	—	—	—	9,802	—
Amortization of other acquired intangible assets	—	—	—	1,371	1,371
Total expenses	138,465	133,024	120,769	148,827	111,530
Pretax income	195,392	188,123	198,649	179,817	200,983
Income tax provision	43,500	36,220	46,295	37,124	44,401
Net income	$151,892	$151,903	$152,354	$142,693	$156,582
Diluted net income per share	$0.99	$0.98	$0.98	$0.91	$0.98

(1)
See Exhibit D for additional details.

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B

The calculation of basic and diluted net income per share is as follows.

	2024			2023
(In thousands, except per-share amounts)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Net income—basic and diluted	$151,892	$151,903	$152,354	$142,693	$156,582
Average common shares outstanding—basic	151,846	153,110	153,817	155,318	158,461
Dilutive effect of share-based compensation arrangements (1)	1,227	1,289	2,154	1,909	1,686
Adjusted average common shares outstanding—diluted	153,073	154,399	155,971	157,227	160,147
Basic net income per share	$1.00	$0.99	$0.99	$0.92	$0.99
Diluted net income per share	$0.99	$0.98	$0.98	$0.91	$0.98

(1)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Shares of common stock equivalents	—	64	—	—	—

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit C

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands, except per-share amounts)	2024	2024	2024	2023	2023

Assets
Investments	$6,497,180	$6,588,149	$6,327,114	$6,085,654	$5,885,652
Cash	28,061	13,791	26,993	18,999	55,489
Restricted cash	2,014	1,993	1,832	1,066	1,305
Accrued investment income	49,707	47,607	46,334	45,783	45,623
Accounts and notes receivable	138,439	137,777	130,095	123,857	144,614
Reinsurance recoverable	34,015	31,064	28,151	25,909	24,148
Deferred policy acquisition costs	18,430	18,566	18,561	18,718	18,817
Property and equipment, net	41,892	56,360	60,521	63,822	74,558
Goodwill and other acquired intangible assets, net	—	—	—	—	11,173
Prepaid federal income taxes	870,336	837,736	750,320	750,320	696,820
Other assets	384,666	396,600	369,944	459,805	420,483
Consolidated VIE assets (1)	355,031	—	—	—	—
Total assets	$8,419,771	$8,129,643	$7,759,865	$7,593,933	$7,378,682
Liabilities and stockholders’ equity
Unearned premiums	$198,007	$206,094	$215,124	$225,396	$236,400
Reserve for losses and loss adjustment expense	363,225	357,470	361,833	370,148	367,568
Senior notes	1,064,718	1,513,782	1,512,860	1,417,781	1,416,687
Secured borrowings	551,916	484,665	207,601	119,476	241,753
Reinsurance funds withheld	138,810	135,849	133,460	130,564	156,114
Net deferred tax liability	737,605	656,113	626,353	589,564	497,560
Other liabilities	318,345	293,351	262,902	343,199	309,701
Consolidated VIE liabilities (1)	348,292	—	—	—	—
Total liabilities	3,720,918	3,647,324	3,320,133	3,196,128	3,225,783
Common stock	171	172	171	173	175
Treasury stock	(967,717)	(967,218)	(946,202)	(945,870)	(945,504)
Additional paid-in capital	1,315,046	1,356,341	1,390,436	1,430,594	1,482,712
Retained earnings	4,584,453	4,470,335	4,357,823	4,243,759	4,136,598
Accumulated other comprehensive income (loss)	(233,100)	(377,311)	(362,496)	(330,851)	(521,082)
Total stockholders’ equity	4,698,853	4,482,319	4,439,732	4,397,805	4,152,899
Total liabilities and stockholders’ equity	$8,419,771	$8,129,643	$7,759,865	$7,593,933	$7,378,682
Shares outstanding	149,776	151,148	151,509	153,179	155,582
Book value per share	$31.37	$29.66	$29.30	$28.71	$26.69

Holding company debt-to-capital ratio (2)	18.5%	25.2%	25.4%	24.4%	25.4%

(1)
Reflects the consolidation of Radian Mortgage Capital’s inaugural private label securitization, net of our retained interest in the transaction. We determined that we are the primary beneficiary of this securitization trust, which is considered to be a variable interest entity (“VIE”), thereby requiring us to consolidate the VIE.
(2)
Calculated as carrying value of senior notes, which were issued and are owed by our holding company, divided by carrying value of senior notes and stockholders’ equity. This holding company ratio does not include the effects of amounts owed by our subsidiaries related to secured borrowings.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 1 of 3)

Net Premiums Earned

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Direct - Mortgage insurance

Premiums earned, excluding revenue from cancellations	$261,726	$259,342	$258,593	$256,632	$254,903

Single Premium Policy cancellations	1,783	2,076	2,114	2,058	3,304
Total direct - Mortgage insurance	263,509	261,418	260,707	258,690	258,207
Ceded - Mortgage insurance
Premiums earned, excluding revenue from cancellations	(41,894)	(39,925)	(38,997)	(40,065)	(32,363)
Single Premium Policy cancellations (1)	818	732	(112)	(444)	(873)
Profit commission - other (2)	12,711	12,593	12,401	12,199	11,830
Total ceded premiums - Mortgage insurance	(28,365)	(26,600)	(26,708)	(28,310)	(21,406)
Net premiums earned - Mortgage insurance	235,144	234,818	233,999	230,380	236,801
Net premiums earned - Title insurance	3,989	2,913	1,858	2,269	3,461
Net premiums earned	$239,133	$237,731	$235,857	$232,649	$240,262

(1)
Includes the impact of related profit commissions.
(2)
The amounts represent the profit commission under our QSR Program, excluding the impact of Single Premium Policy cancellations.

Services Revenue

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Mortgage Insurance
Contract underwriting services	$244	$309	$210	$202	$266
All Other
Real estate services	7,876	8,777	9,193	8,888	7,046
Title	3,427	3,540	2,573	2,713	2,964
Real estate technology	620	639	612	616	616
Total services revenue	$12,167	$13,265	$12,588	$12,419	$10,892

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 2 of 3)

Net Investment Income

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Fixed-maturities	$59,348	$57,924	$57,259	$58,669	$58,599
Equity securities	3,047	3,067	2,539	3,753	3,222
Mortgage loans held for sale	7,828	5,411	1,793	1,725	1,719
Short-term investments	9,686	8,614	8,958	5,871	5,405
Other (1)	(1,513)	(1,250)	(1,328)	(1,194)	(1,140)
Net investment income	$78,396	$73,766	$69,221	$68,824	$67,805

(1)
Includes investment management expenses, as well as the net impact from our securities lending activities.

Provision for Losses

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Mortgage insurance
Current period defaults (1)	$57,032	$47,918	$53,688	$53,981	$46,630
Prior period defaults (2)	(50,686)	(49,687)	(60,574)	(49,373)	(54,887)
Total Mortgage insurance	6,346	(1,769)	(6,886)	4,608	(8,257)
Title insurance	543	24	(148)	(438)	122
Total provision for losses	$6,889	$(1,745)	$(7,034)	$4,170	$(8,135)

(1)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(2)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.

Other Operating Expenses

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Salaries and other base employee expenses	$32,851	$41,431	$39,723	$34,182	$33,272

Variable and share-based incentive compensation	17,581	23,223	17,515	20,262	19,546

Other general operating expenses (1)	39,984	31,623	30,262	45,186	29,812
Ceding commissions	(6,276)	(5,957)	(5,644)	(5,327)	(5,153)
Title agent commissions	1,779	1,328	780	915	1,729
Total	$85,919	$91,648	$82,636	$95,218	$79,206

(1)
Includes $10 million and $14 million in the third quarter of 2024 and the fourth quarter of 2023, respectively, of impairment of long-lived assets, consisting of impairments to our lease-related assets and internal-use software.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 3 of 3)

Interest Expense

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Senior notes	$20,945	$21,156	$22,128	$20,335	$20,320
Mortgage loan financing facilities	7,500	5,107	1,438	1,421	1,609
Loss on extinguishment of debt	—	—	4,275	—	—
FHLB advances	538	544	945	1,059	1,039
Revolving credit facility	408	257	260	354	310
Other	—	—	—	—	4
Total interest expense	$29,391	$27,064	$29,046	$23,169	$23,282

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 1 of 4)

Summarized financial information concerning our operating segments as of and for the periods indicated is as follows. For a definition of adjusted pretax operating income (loss), along with a reconciliation to its consolidated GAAP measure, see Exhibits F and G.

	Three Months Ended September 30, 2024
(In thousands)	Mortgage Insurance	All Other (1)	Inter- segment	Total

Net premiums written	$233,648	$3,989	$—	$237,637
(Increase) decrease in unearned premiums	1,496	—	—	1,496
Net premiums earned	235,144	3,989	—	239,133
Services revenue	244	12,001	(78)	12,167
Net investment income	50,236	28,160	—	78,396
Net gains (losses) on investments and other financial instruments	—	(4,611)	—	(4,611)
Income (loss) on consolidated VIEs	—	465	—	465
Other income	1,948	(399)	(27)	1,522
Total	287,572	39,605	(105)	327,072
Provision for losses	6,346	543	—	6,889
Policy acquisition costs	6,724	—	—	6,724
Cost of services	126	9,416	—	9,542
Other operating expenses before allocated corporate operating expenses	16,408	23,583	(105)	39,886
Interest expense	21,891	7,500	—	29,391
Total	51,495	41,042	(105)	92,432
Adjusted pretax operating income (loss) before allocated corporate operating expenses	236,077	(1,437)	—	234,640
Allocation of corporate operating expenses	32,534	3,438	—	35,972
Adjusted pretax operating income (loss) (2)	$203,543	$(4,875)	$—	$198,668

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 2 of 4)

	Three Months Ended September 30, 2023
(In thousands)	Mortgage Insurance	All Other (1)	Inter- segment	Total

Net premiums written	$235,169	$3,461	$—	$238,630
(Increase) decrease in unearned premiums	1,632	—	—	1,632
Net premiums earned	236,801	3,461	—	240,262
Services revenue	266	10,723	(97)	10,892
Net investment income	49,953	17,852	—	67,805
Net gains (losses) on investments and other financial instruments	—	283	—	283
Other income	1,237	9	(5)	1,241
Total	288,257	32,328	(102)	320,483
Provision for losses	(8,257)	122	—	(8,135)
Policy acquisition costs	6,920	—	—	6,920
Cost of services	172	8,714	—	8,886
Other operating expenses before allocated corporate operating expenses	16,776	26,062	(102)	42,736
Interest expense	21,673	1,609	—	23,282
Total	37,284	36,507	(102)	73,689
Adjusted pretax operating income (loss) before allocated corporate operating expenses	250,973	(4,179)	—	246,794
Allocation of corporate operating expenses	31,744	4,595	—	36,339
Adjusted pretax operating income (loss) (2)	$219,229	$(8,774)	$—	$210,455

(1)
All Other activities include: (i) income (losses) from assets held by our holding company; (ii) related general corporate operating expenses not attributable or allocated to our reportable segments; and (iii) the operating results from certain other immaterial activities and operating segments, including our mortgage conduit, title, real estate services and real estate technology businesses.
(2)
See Exhibits F and G for additional information on the use and definition of this term and a reconciliation to consolidated net income.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 3 of 4)

Mortgage Insurance

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Net premiums written	$233,648	$232,645	$231,877	$225,112	$235,169
(Increase) decrease in unearned premiums	1,496	2,173	2,122	5,268	1,632
Net premiums earned	235,144	234,818	233,999	230,380	236,801
Services revenue	244	309	210	202	266
Net investment income	50,236	50,102	49,574	51,061	49,953
Other income	1,948	754	1,240	1,302	1,237
Total	287,572	285,983	285,023	282,945	288,257
Provision for losses	6,346	(1,769)	(6,886)	4,608	(8,257)
Policy acquisition costs	6,724	6,522	6,794	6,147	6,920
Cost of services	126	156	153	157	172
Other operating expenses before allocated corporate operating expenses	16,408	17,157	17,270	15,559	16,776
Interest expense	21,891	21,957	23,333	21,748	21,673
Total	51,495	44,023	40,664	48,219	37,284
Adjusted pretax operating income before allocated corporate operating expenses	236,077	241,960	244,359	234,726	250,973
Allocation of corporate operating expenses	32,534	43,197	34,509	36,929	31,744
Adjusted pretax operating income (1)	$203,543	$198,763	$209,850	$197,797	$219,229

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 4 of 4)

All Other (2)

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Net premiums earned	$3,989	$2,913	$1,858	$2,269	$3,461
Services revenue	12,001	13,064	12,493	12,311	10,723
Net investment income	28,160	23,664	19,647	17,763	17,852
Net gains (losses) on investments and other financial instruments	(4,611)	(49)	383	356	283
Income (loss) on consolidated VIEs	465	—	—	—	—
Other income	(399)	130	25	14	9
Total (3)	39,605	39,722	34,406	32,713	32,328
Provision for losses	543	24	(148)	(438)	122
Cost of services	9,416	9,379	9,174	8,793	8,714
Other operating expenses before allocated corporate operating expenses	23,583	26,615	27,264	23,660	26,062
Interest expense	7,500	5,107	1,438	1,421	1,609
Total	41,042	41,125	37,728	33,436	36,507
Adjusted pretax operating income (loss) before allocated corporate operating expenses	(1,437)	(1,403)	(3,322)	(723)	(4,179)
Allocation of corporate operating expenses	3,438	4,677	3,711	5,340	4,595
Adjusted pretax operating income (loss) (1)	$(4,875)	$(6,080)	$(7,033)	$(6,063)	$(8,774)

(1)
See Exhibits F and G for additional information on the use and definition of this term and a reconciliation to consolidated net income.
(2)
All Other activities include: (i) income (losses) from assets held by our holding company; (ii) related general corporate operating expenses not attributable or allocated to our reportable segments; and (iii) the operating results from certain other immaterial activities and operating segments, including our mortgage conduit, title, real estate services and real estate technology businesses.
(3)
Details of All Other revenue are as follows.

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Holding company (a)	$19,113	$17,042	$16,536	$15,374	$15,601
Real estate services	8,185	9,110	9,517	9,014	7,126
Title	7,973	7,047	4,997	5,516	6,948
Mortgage conduit	3,658	5,815	2,690	2,171	2,020
Real estate technology	676	708	666	638	633
Total	$39,605	$39,722	$34,406	$32,713	$32,328

(a)
Consists of net investment income earned from assets held by Radian Group, our holding company, that are not attributable or allocated to our underlying businesses.

Selected Mortgage Insurance Key Ratios

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Loss ratio (1)	2.7%	(0.8)%	(2.9)%	2.0%	(3.5)%
Expense ratio (2)	23.7%	28.5%	25.0%	25.5%	23.4%

(1)
For our Mortgage Insurance segment, calculated as provision for losses expressed as a percentage of net premiums earned.
(2)
For our Mortgage Insurance segment, calculated as operating expenses, (which consist of policy acquisition costs and other operating expenses, as well as allocated corporate operating expenses), expressed as a percentage of net premiums earned.

Radian Group Inc. and Subsidiaries

Definition of Consolidated Non-GAAP Financial Measures

Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity,” which are non-GAAP financial measures for the consolidated company, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way our business performance is evaluated by both management and by our board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our businesses and to allocate resources to them.

Adjusted pretax operating income (loss) is defined as GAAP consolidated pretax income (loss) excluding the effects of: (i) net gains (losses) on investments and other financial instruments, except for those investments and other financial instruments attributable to our Mortgage Conduit business; (ii) amortization and impairment of goodwill and other acquired intangible assets; and (iii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss) attributable to common stockholders, net of taxes computed using the company’s statutory tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s statutory tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss). These adjustments, along with the reasons for their treatment, are described below.

(1)
Net gains (losses) on investments and other financial instruments. The recognition of realized investment gains or losses can vary significantly across periods as the activity is highly discretionary based on the timing of individual securities sales due to such factors as market opportunities, our tax and capital profile and overall market cycles. Unrealized gains and losses arise primarily from changes in the market value of our investments that are classified as trading or equity securities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses and changes in fair value of other financial instruments. Except for certain investments and other financial instruments attributable to specific operating segments, we do not view them to be indicative of our fundamental operating activities.

(2)
Amortization and impairment of goodwill and other acquired intangible assets. Amortization of acquired intangible assets represents the periodic expense required to amortize the cost of acquired intangible assets over their estimated useful lives. Acquired intangible assets are also periodically reviewed for potential impairment, and impairment adjustments are made whenever appropriate. We do not view these charges as part of the operating performance of our primary activities.
(3)
Impairment of other long-lived assets and other non-operating items, if any. Impairment of other long-lived assets and other non-operating items includes activities that we do not view to be indicative of our fundamental operating activities, such as: (i) impairment of internal-use software and other long-lived assets; (ii) gains (losses) from the sale of lines of business; (iii) acquisition-related income and expenses; and (iv) gains (losses) on extinguishment of debt.

Radian Group Inc. and Subsidiaries

Definition of Consolidated Non-GAAP Financial Measures

Exhibit F (page 2 of 2)

See Exhibit G for the reconciliations of the most comparable GAAP measures, consolidated pretax income (loss), diluted net income (loss) per share and return on equity to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, respectively.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss), diluted net income (loss) per share, return on equity or net income (loss). Our definitions of adjusted pretax operating income (loss) and adjusted diluted net operating income (loss) per share may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries

Consolidated Non-GAAP Financial Measure Reconciliations

Exhibit G (page 1 of 2)

Reconciliation of Consolidated Pretax Income to Adjusted Pretax Operating Income

	2024					2023
(In thousands)	Qtr 3		Qtr 2	Qtr 1		Qtr 4		Qtr 3

Consolidated pretax income	$195,392		$188,123	$198,649		$179,817		$200,983
Less reconciling income (expense) items
Net gains (losses) on investments and other financial instruments (1)	6,785		(4,438)	107		13,091		(8,838)
Amortization and impairment of goodwill and other acquired intangible assets	—		—	—		(11,173)		(1,371)
Impairment of other long-lived assets and other non-operating items	(10,061)	(2)	(122)	(4,275)	(3)	(13,835)	(2)	737
Total adjusted pretax operating income (4)	$198,668		$192,683	$202,817		$191,734		$210,455

(1)
Excludes net gains (losses) on investments and other financial instruments that are attributable to our Mortgage Conduit business, which are included in adjusted pretax operating income (loss).
(2)
This amount is included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A and primarily relates to impairment of other long-lived assets.
(3)
This amount is included in interest expense on the Condensed Consolidated Statement of Operations in Exhibit A and relates to the loss on extinguishment of debt.
(4)
Total adjusted pretax operating income consists of adjusted pretax operating income (loss) for our reportable segment and All Other activities as follows.

	2024			2023
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Adjusted pretax operating income (loss)
Mortgage Insurance segment	$203,543	$198,763	$209,850	$197,797	$219,229
All Other activities	(4,875)	(6,080)	(7,033)	(6,063)	(8,774)
Total adjusted pretax operating income	$198,668	$192,683	$202,817	$191,734	$210,455

Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Operating Income Per Share

	2024			2023
	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Diluted net income per share	$0.99	$0.98	$0.98	$0.91	$0.98
Less per-share impact of reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	0.04	(0.03)	—	0.08	(0.06)
Amortization and impairment of goodwill and other acquired intangible assets	—	—	—	(0.07)	(0.01)
Impairment of other long-lived assets and other non-operating items	(0.06)	—	(0.03)	(0.09)	0.01
Income tax (provision) benefit on reconciling income (expense) items (1)	—	—	0.01	0.02	0.01
Difference between statutory and effective tax rates	(0.02)	0.02	(0.03)	0.01	(0.01)
Per-share impact of reconciling income (expense) items	(0.04)	(0.01)	(0.05)	(0.05)	(0.06)
Adjusted diluted net operating income per share (1)	$1.03	$0.99	$1.03	$0.96	$1.04

(1)
Calculated using the company’s federal statutory tax rate of 21%.

Radian Group Inc. and Subsidiaries

Consolidated Non-GAAP Financial Measure Reconciliations

Exhibit G (page 2 of 2)

Reconciliation of Return on Equity to Adjusted Net Operating Return on Equity (1)

	2024			2023
	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Return on equity (1)	13.2%	13.6%	13.8%	13.4%	15.0%
Less impact of reconciling income (expense) items (2)

Net gains (losses) on investments and other financial instruments	0.6%	(0.4)%	—%	1.2%	(0.9)%

Amortization and impairment of goodwill and other acquired intangible assets	—%	—%	—%	(1.0)%	(0.2)%

Impairment of other long-lived assets and other non-operating items	(0.9)%	—%	(0.4)%	(1.3)%	0.1%

Income tax (provision) benefit on reconciling income (expense) items (3)	—%	0.1%	0.1%	0.2%	0.2%

Difference between statutory and effective tax rates	(0.2)%	0.3%	(0.4)%	0.1%	(0.2)%
Impact of reconciling income (expense) items	(0.5)%	—%	(0.7)%	(0.8)%	(1.0)%
Adjusted net operating return on equity (3)	13.7%	13.6%	14.5%	14.2%	16.0%

(1)
Calculated by dividing annualized net income by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(2)
Annualized, as a percentage of average stockholders’ equity.
(3)
Calculated using the company’s federal statutory tax rate of 21%.

On a consolidated basis, “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity” are measures not determined in accordance with GAAP. These measures should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss), diluted net income (loss) per share, return on equity or net income (loss).

Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies. See Exhibit F for additional information on our consolidated non-GAAP financial measures.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - New Insurance Written

Exhibit H

	2024			2023
($ in millions)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

NIW	$13,493	$13,902	$11,534	$10,629	$13,922
NIW by premium type

Direct monthly and other recurring premiums	95.9%	96.5%	96.7%	96.4%	96.0%

Direct single premiums	4.1%	3.5%	3.3%	3.6%	4.0%

NIW for purchases	95.6%	98.3%	96.9%	98.8%	98.7%
NIW for refinances	4.4%	1.7%	3.1%	1.2%	1.3%
NIW by FICO score (1)
>=740	69.5%	69.4%	67.3%	66.5%	67.3%
680-739	24.8%	25.5%	27.1%	27.9%	27.4%
620-679	5.7%	5.1%	5.6%	5.6%	5.3%
<=619	0.0%	0.0%	0.0%	0.0%	0.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%
NIW by LTV (2)
95.01% and above	16.5%	16.5%	15.4%	15.4%	16.5%
90.01% to 95.00%	37.1%	37.2%	40.8%	40.0%	38.6%
85.01% to 90.00%	31.5%	32.4%	31.3%	31.3%	30.2%
85.00% and below	14.9%	13.9%	12.5%	13.3%	14.7%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
For loans with multiple borrowers, the percentage of NIW by FICO score represents the lowest of the borrowers’ FICO scores at origination.
(2)
At origination.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	2024			2023
($ in millions)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Primary insurance in force	$274,721	$272,827	$270,986	$269,979	$269,511
Primary risk in force (“RIF”)	$71,834	$71,109	$70,299	$69,710	$69,298
Primary RIF by premium type
Direct monthly and other recurring premiums	89.8%	89.5%	89.2%	88.9%	88.6%
Direct single premiums	10.2%	10.5%	10.8%	11.1%	11.4%
Primary RIF by FICO score (1)
>=740	59.6%	59.2%	58.8%	58.5%	58.2%
680-739	33.0%	33.3%	33.6%	33.9%	34.0%
620-679	7.1%	7.2%	7.3%	7.3%	7.4%
<=619	0.3%	0.3%	0.3%	0.3%	0.4%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Primary RIF by LTV (2)
95.01% and above	19.5%	19.2%	18.9%	18.6%	18.4%
90.01% to 95.00%	48.0%	48.1%	48.2%	48.2%	48.2%
85.01% to 90.00%	27.3%	27.3%	27.1%	27.1%	27.0%
85.00% and below	5.2%	5.4%	5.8%	6.1%	6.4%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Persistency Rate (12 months ended)	84.4%	84.3%	84.3%	84.0%	83.6%
Persistency Rate (quarterly, annualized) (3)	84.1%	83.5%	85.3%	85.8%	84.2%

(1)
For loans with multiple borrowers, the percentage of primary RIF by FICO score represents the lowest of the borrowers’ FICO scores at origination.
(2)
At origination.
(3)
The Persistency Rate on a quarterly, annualized basis is calculated based on loan-level detail for the quarter ending as of the date shown. It may be impacted by seasonality or other factors, including the level of refinance activity during the applicable periods and may not be indicative of full-year trends.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

■
the health of the U.S. housing market generally and changes in economic conditions that impact the size of the insurable mortgage market, the credit performance of our insured mortgage portfolio, the returns on our investments in residential mortgage loans acquired through our Mortgage Conduit business and other investments held in our investment portfolio, as well as our business prospects, including: changes resulting from inflationary pressures, the interest rate environment and the risk of higher unemployment rates; other macroeconomic stresses and uncertainties, including potential impacts resulting from political and geopolitical events, civil disturbances and endemics/pandemics or extreme weather events and other natural disasters that may adversely affect regional economic conditions and housing markets;
■
changes in the way customers, investors, ratings agencies, regulators or legislators perceive our performance, financial strength and future prospects;
■
Radian Guaranty’s ability to remain eligible under the PMIERs to insure loans purchased by the GSEs;
■
our ability to maintain an adequate level of capital in our insurance subsidiaries to satisfy current and future regulatory requirements;
■
changes in the charters or business practices of, or rules or regulations imposed by or applicable to, the GSEs or loans purchased by the GSEs, or changes in the requirements for Radian Guaranty to remain an approved insurer to the GSEs, such as changes in the PMIERs or the GSEs’ interpretation and application of the PMIERs or other applicable requirements;
■
the effects of the Enterprise Regulatory Capital Framework, finalized in February 2022, which establishes a new regulatory capital framework for the GSEs, and which, as finalized, increases the capital requirements for the GSEs, and among other things, could impact the GSEs’ operations and pricing as well as the size of the insurable mortgage market;
■
changes in the current housing finance system in the United States, including the roles of the FHA, the VA, the GSEs and private mortgage insurers in this system;
■
our ability to successfully execute and implement our capital plans, including our risk distribution strategy through the capital markets and traditional reinsurance markets, and to maintain sufficient holding company liquidity to meet our liquidity needs;
■
our ability to successfully execute and implement our business plans and strategies, including plans and strategies that may require GSE and/or regulatory approvals and licenses, that are subject to complex compliance requirements that we may be unable to satisfy, or that may expose us to new risks, including those that could impact our capital and liquidity positions;
■
risks related to the quality of third-party mortgage underwriting and mortgage loan servicing;
■
a decrease in the Persistency Rates of our mortgage insurance on Monthly Premium Policies;
■
competition in the private mortgage insurance industry generally, and more specifically: price competition in our mortgage insurance business and competition from the FHA and the VA as well as from other forms of credit enhancement, such as any potential GSE-sponsored alternatives to traditional mortgage insurance;
■
U.S. political conditions, which may be more volatile and present a heightened risk in Presidential election years, and legislative and regulatory activity (or inactivity), including adoption of (or failure to adopt) new laws and regulations, or changes in existing laws and regulations, or the way they are interpreted or applied;
■
legal and regulatory claims, assertions, actions, reviews, audits, inquiries and investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures, new or increased reserves or have other effects on our business;

■
the amount and timing of potential payments or adjustments associated with federal or other tax examinations;
■
the possibility that we may fail to estimate accurately, especially in the event of an extended economic downturn or a period of extreme market volatility and economic uncertainty, the likelihood, magnitude and timing of losses in establishing loss reserves for our mortgage insurance business or to accurately calculate and/or project our Available Assets and Minimum Required Assets under the PMIERs, which could be impacted by, among other things, the size and mix of our IIF, future changes to the PMIERs, the level of defaults in our portfolio, the reported status of defaults in our portfolio (including whether they are subject to mortgage forbearance, a repayment plan or a loan modification trial period), the level of cash flow generated by our insurance operations and our risk distribution strategies;
■
volatility in our financial results caused by changes in the fair value of our assets and liabilities carried at fair value;
■
changes in GAAP or SAP rules and guidance, or their interpretation;
■
risks associated with investments to grow our existing businesses, or to pursue new lines of business or new products and services, including our ability and related costs to develop, launch and implement new and innovative technologies and digital products and services, whether these products and services receive broad customer acceptance or disrupt existing customer relationships, and additional financial risks related to these investments, including required changes in our investment, financing and hedging strategies, risks associated with our increased use of financial leverage, which could expose us to liquidity risks resulting from changes in the fair values of assets, and the risk that we may fail to achieve forecasted results, which could result in lower or negative earnings contribution;
■
the effectiveness and security of our information technology systems and digital products and services, including the risk that these systems, products or services fail to operate as expected or planned or expose us to cybersecurity or third-party risks, including due to malware, unauthorized access, cyberattack, ransomware or other similar events;
■
our ability to attract and retain key employees;
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the amount of dividends, if any, that our insurance subsidiaries may distribute to us, which under applicable regulatory requirements is based primarily on the financial performance of our insurance subsidiaries, and therefore, may be impacted by general economic, competitive and other factors, many of which are beyond our control; and
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the ability of our operating subsidiaries to distribute amounts to us under our internal tax- and expense-sharing arrangements, which for our insurance subsidiaries are subject to regulatory review and could be terminated at the discretion of such regulators.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and to subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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